May 29, 1997



The Bryan - College Station
 Financial Holding Company
2900 Texas Avenue
Bryan, Texas 77802

                  Re:  Registration Statement on Form S-1


Ladies and Gentlemen:

         We have acted as counsel to The Bryan - College Station Financial Holding Company (the "Company"), a Delaware corporation, in the preparation of the above-referenced Registration Statement on Form S-1 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 33,300 warrants entitling the holder thereof to purchase one share of Common Stock, $.01 par value, ("Common Stock") of the Company (the "Warrants").

         We have made such legal and factual examinations and such inquiries as we have deemed appropriate for the purposes of rendering this opinion. On the basis thereof, and in reliance thereon, we are of the opinion that the shares issued upon exercise of the Warrants as described in the Registration Statement, will be legally issued, fully paid and nonassessable.



                                               /s/ SILVER, FREEDMAN & TAFF
                                               ---------------------------
                                               SILVER, FREEDMAN & TAFF